                                                               Exhibit 10.08c


                        TERMS OF RETIREMENT PLAN FOR
                NON-EMPLOYEE DIRECTORS OF LACLEDE GAS COMPANY

              (As amended and restated as of November 1, 2002)


         1.       Eligibility. This Retirement Plan shall be available to each
                  -----------
non-employee Director who: (a) on or after this Retirement Plan's effective date, but before November 1, 2002, is an active member of the Board; (b)
will not be entitled to retirement benefits under Laclede Gas Company's qualified Pension Plan; and (c) prior to November 1, 2002, either: (i)
                        ---
accumulates (or has accumulated) at least sixty (60) months of service as a member of the Board; or (ii) accumulates (or has accumulated) less than sixty (60) months of such service, but dies while still a member of the
Board. Each such Director who shall meet the requirements of clauses (a),
(b) and (c) above is hereinafter called an "Eligible Director." On and after
    ---
October 1, 2001, references to "the Board" shall mean The Laclede Group,
Inc. Board of Directors and not the Laclede Gas Company Board of Directors.
A non-employee Director who was not an Eligible Director on November 1, 2002 shall not participate in or have any benefits under this Plan.

         2.       Amount of Annual Retirement Benefit. Benefits shall,
                  -----------------------------------
following the Entitlement Date (as hereinafter defined), be payable to each Eligible Director annually, and each annual payment shall be based on the Eligible Director's annual Board retainer (but excluding fees for serving as a chairman or member of any committees of the Board, or for attending meetings of the Board or any committees thereof) in effect at the time of retirement (or death in the case referred to in subclause (c)(ii) of the first sentence of Paragraph 1 above). The level of each such annual benefit shall be the amount determined by multiplying such annual retainer amount by 1/12 of 10% (.833%) for each past, present or future month of service of the particular Eligible Director up to a maximum of 120 months (or a maximum per year of 100% of such final annual Board retainer rate of the Eligible Director). The amount of annual retirement benefit thus determined shall hereinafter be called the "Annual Retirement Benefit."

         3.       Retirement Benefit Entitlement Date. Each Eligible Director
                  -----------------------------------
(or the designated beneficiary, or designated contingent beneficiary, of such Eligible Director, as described in Paragraph 4 hereof) shall be entitled to obtain such Eligible Director's Annual Retirement Benefit commencing after the later of the following dates (hereinafter called the "Entitlement
Date"): (a) the sixty-fifth anniversary date of the birth of the Eligible Director; or (b) the date the Eligible Director retires from the Board (or dies while still serving as a Board Member), should such Eligible Director serve beyond such Eligible Director's sixty-fifth birthday.

         4.       Payment Dates. The First Annual Retirement Benefit shall be
                  -------------
paid within thirty (30) days following the Entitlement Date, and payments shall continue annually thereafter (in the same calendar month as the initial
Annual Retirement Benefit payment) so long as the Eligible Director shall then be living; provided that if the Eligible Director shall not be living on the date of any of the first ten (10) scheduled Annual Retirement Benefit payments, then such Eligible Director's designated beneficiary shall receive such Annual Retirement Benefit payment, in lieu of payment thereof to the Eligible Director, if such designated beneficiary is then living, or if such designated beneficiary shall not then be living, such payment shall then be made to the designated contingent beneficiary, if then living. No Annual Retirement Benefit payments shall be paid to any designated beneficiary, or to any designated contingent beneficiary, beyond the tenth Annual Retirement Benefit payment; and all Annual Retirement Benefit payments regarding a deceased Eligible Director shall cease in their entirety upon the death of the last to die of the Eligible Director, the designated beneficiary and the designated contingent beneficiary.

         5.       Miscellaneous.
                  -------------

         (a) The Plan shall be unfunded and payments hereunder shall be made solely from the general assets of the Company. To the extent any person acquires the right to receive payments hereunder, such right shall be no greater than that of an unsecured general creditor of the Company. Notwithstanding the foregoing, the Company may contribute to the Trust Fund established under the Trust Agreement entered into as of the 7th day of December, 1989, between the Company and Boatmen's Trust Company and payments under the Plan may be made from said Trust Fund.

         (b) No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge or encumbrance, and any attempt to anticipate, alienate, sell, assign, pledge or encumber the same shall be void.

         (c) Each Director may specify his or her designated beneficiary and designated contingent beneficiary in writing to the Company and shall have the right, from time to time, at any time during such Director's life
(whether before, on or after such Director's retirement), to change such Director's previously specified designated beneficiary and designated contingent beneficiary by means of a subsequent written notice to the Company.


                                     2